UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2016

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2016, the CMS Energy Corporation (“CMS Energy”) Board of Directors (“Board”) adopted changes to its Bylaws as amended and restated (“Bylaws”) to implement proxy access.  Article IV, Section 8 has been added to the Bylaws to permit a shareholder, or a group of up to twenty shareholders, owning at least 3% of CMS Energy’s outstanding shares of common stock continuously for at least three years to submit for inclusion in CMS Energy’s proxy materials director nominees constituting up to the greater of two or twenty percent of the number of Board members, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.  The amendments to the Bylaws were adopted by the Board after considering a variety of views on proxy access, including through shareholder engagement on this topic.

The Bylaws also include changes to Article IV, Section 7 to further implement proxy access and amend the advance notice requirements.  In addition, clarifications were made in Articles IV and X regarding who can call shareholders’ meetings and who can assign duties.  Administrative changes were made to include “postpone” throughout.

All of these amendments will be effective February 8, 2016.

The preceding description of the amendments to the Bylaws is not complete and is qualified by reference to the text of the amendments, which is shown in blackline form in the attached Exhibit 3.1, the amended and restated Bylaws, and incorporated by reference. Attached as Exhibit 3.2 are the amended and restated Bylaws in unmarked form.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	CMS Energy Bylaws, amended and restated effective February 8, 2016, blacklined for amendments effective February 8, 2016

3.2	CMS Energy Bylaws, amended and restated effective February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 8, 2016	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary
and Chief Compliance Officer

Exhibit Index

3.1	CMS Energy Bylaws, amended and restated effective February 8, 2016, blacklined for amendments effective February 8, 2016

3.2	CMS Energy Bylaws, amended and restated effective February 8, 2016